EXHIBIT 10.21

                           RICHARD R. NEITZ-TERM SHEET
                    TITLE- PRESIDENT-RETAIL PRODUCTS DIVISION

o $250,000 ANNUAL SALARY; 3 YEAR TERM SUBJECT TO SEPARATION AND NON-COMPETE TERMS SIMILAR TO THAT OF PRIOR EMPLOYMENT CONTRACT WITH DSI.

o 100,000 NQSO STOCK OPTIONS AT THE CLOSING PRICE ON THE DAY MR. NEITZ COMMENCES EMPLOYMENT WHICH IS OCTOBER 1,1999; OPTIONS WILL VEST RATABLY OVER A THREE YEAR PERIOD.

o BONUS PROGRAM-IF RETAIL EARNINGS BEFORE TAXES EXCEED $1.5 MILLION AND $2.5 MILLION IN EACH OF THE FISCAL YEARS ENDED JULY 31,2000 AND 2001 RESPECTIVELY, THEN MR. NEITZ WILL RECEIVE A BONUS EQUIVALENT TO 2% OF ALL SUCH NET EARNINGS BEFORE TAXES. ONCE $2.5 MILLION OF EARNINGS HAVE BEEN OBTAINED IN ANY FISCAL YEAR, THE MINIMUM TO EARN A BONUS SHALL BE INCREASED 20% A YEAR THEREAFTER.

o MOVING EXPENSES-ALL OUT-OF-POCKET MOVING EXPENSES. TWO BEDROOM APARTMENT WHILE RELOCATING FOR A PERIOD NOT TO EXCEED 6 MONTHS.

o VACATION- 3 WEEKS ANNUALLY, EARNED RATABLY OVER THE EMPLOYMENT TERM, AND NOT TO BE CARRIED FORWARD TO FUTURE YEARS.

o     HEALTH BENEFITS-SAME AS ALL EXECUTIVE OFFICERS.

o     CAR ALLOWANCE- $500 PER MONTH

o     LIFE INSURANCE-PICK UP PAYMENTS ON INSURANCE CURRENTLY BEING PAID BY DSI.

o     MEMBERSHIP TO TOY MANUFACTURERS OF AMERICA

o CHANGE IN CONTROL- IF THERE IS A SIGNIFICANT CHANGE IN STOCK OWNERSHIP OR BOARD OF DIRECTORS THEN OPTIONS VEST IMMEDIATELY.

o     TRAVEL-1ST CLASS AND MAY TAKE WIFE ONE TIME ANNUALLY 1ST CLASS TO HONG
      KONG.

o     ATTORNEY FEES EXCEEDING $10,000 REGARDING SEPARATION AGREEMENT WITH DSI.

o     BOARD SEAT.

o     MOBIL PHONE USAGE SIMILAR TO EXISTING SERVICE FOR EXECUTIVES.

o     DEFINITIVE AGREEMENT TO BE NEGOTIATED.

o COMPANY WILL HOLD MR. NEITZ HARMLESS AND INDEMNIFY ON ANY ACTION BY DSI TOYS AS IT PERTAINS TO MR. NEITZ AND PLAY BY PLAY TOGETHER.


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RAYMOND BRAUN                                 RICHARD R. NEITZ
PRESIDENT AND CHIEF OPERATING OFFICER
OCTOBER 5, 1999